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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              --------------------




                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               NOVEMBER 21, 2001
                Date of Report (Date of earliest event reported)



                             ROUGE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                            1-12852                            38-3340770
(State of Incorporation)           (Commission File Number)      (I.R.S. Employer Identification No.)



           3001 MILLER ROAD, P.O. BOX 1699, DEARBORN, MI 48121-1699 (Address of Registrant's Principal Executive Offices) (Zip Code)




                                 (313) 317-8900
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

     Rouge Industries, Inc. (the "Registrant") closed on a new credit facility which provides up to $75 million in additional liquidity for the cash requirements of Rouge Steel Company ("Rouge Steel"), its operating subsidiary, in the months ahead. This new subordinated credit facility from Ford Motor Company ("Ford") will expire on March 29, 2002 and will bear approximately the same interest rate as Rouge Steel's senior credit facility, led by Congress Financial Corporation ("Congress").

     In a related transaction, the Company permitted Congress to reduce its commitment to Rouge Steel from $250 million to $200 million. Rouge Steel agreed to this reduction because the availability under the Congress facility was limited to specified percentages of accounts receivable and inventories, and Rouge Steel does not project that its accounts receivable and inventories will support borrowing more than $200 million from Congress. As a result of the commitment reduction, Rouge Steel will reduce its fee payments to Congress by $187,500 per year.

     Rouge Steel also settled two contractual disputes that will result in one-time profit and cash flow effects in the fourth quarter of 2001, offsetting previously recorded expenses related to Rouge Steel's operations. In one case, Rouge Steel and Ford settled certain claims related to the Powerhouse explosion, which will result in a one-time non-cash profit effect of $10.1 million. Rouge Steel also settled a claim related to an energy supply contract, which will result in a one-time profit and cash flow effect of $8.5 million.

Safe Harbor Statement

     This Form 8-K contains forward-looking information about the Registrant. A number of factors could cause the Registrant's actual results to differ materially from those anticipated, including the changes in the general economic climate, the supply of or demand for and the pricing of steel products in the Registrant's markets, potential environmental liabilities and higher than expected costs. For further information on these and other factors that could impact the Registrant and the statements contained herein, reference should be made to the Registrant's filings with the Securities and Exchange Commission.



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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number                   Description of Exhibit

 99.1                    Press Release dated November 21, 2001

 99.2 Subordinated Loan and Security Agreement dated as of November 21, 2001 among Rouge Steel Company, the Registrant, QS Steel Inc., Eveleth Taconite Company and Ford Motor Company.

 99.3 Amendment No. 1 to Loan and Security Agreement dated as of November 21, 2001 by and among Rouge Steel Company, the Registrant, QS Steel Inc., Eveleth Taconite Company, the financial institutions party thereto and Congress Financial Corporation.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ROUGE INDUSTRIES, INC.
                                              (Registrant)


Date: December 5, 2001                        By:      /s/ Gary P. Latendresse
                                                       -----------------------
                                              Name:    Gary P. Latendresse
                                              Title:   Vice Chairman and
                                                       Chief Financial Officer



















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Exhibit Index


Exhibit
Number                        Description of Exhibit

 99.1                         Press Release dated November 21, 2001

 99.2 Subordinated Loan and Security Agreement dated as of November 21, 2001 among Rouge Steel Company, the Registrant, QS Steel Inc., Eveleth Taconite Company and Ford Motor Company.

 99.3 Amendment No. 1 to Loan and Security Agreement dated as of November 21, 2001 by and among Rouge Steel Company, the Registrant, QS Steel Inc., Eveleth Taconite Company, the financial institutions party thereto and Congress Financial Corporation.